                                                                 Exhibit 10.28


                              DISTRIBUTION AGREEMENT

      THIS DISTRIBUTION AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the 30th day of September, 1994, by and between NOVA FACTOR, INC., a Tennessee corporation (hereinafter referred to as "Nova Factor"), and GENZYME CORPORATION, a Massachusetts corporation (hereinafter referred to as "Genzyme").

                                   WITNESSETH:

     WHEREAS, Genzyme is the manufacturer of the prescription drug Cerezyme-TM- which has been approved by the United States Food and Drug Administration for the treatment of Gaucher's disease;

     WHEREAS, Nova Factor and Genzyme have previously entered into a Distribution Agreement dated June 14, 1994 for the distribution of Cerezyme-TM-, as amended by an Extension Agreement dated June 24, 1994, and a second Extension Agreement dated September 28th, 1994 (collectively, the "Original Distribution Agreement");

     WHEREAS, in order to facilitate distribution of Cerezyme-TM- on a more permanent basis, Nova Factor desires to purchase Cerezyme-TM- from Genzyme, and Genzyme desires to sell Cerezyme-TM- to Nova Factor for resale, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Original Distribution Agreement has expired and the terms and conditions of this Agreement shall govern all sales of Cerezyme-TM-to Nova Factor by Genzyme, including sales pursuant to the Original Distribution Agreement.

     NOW, THEREFORE, for an in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                DISTRIBUTORSHIP

     1.1 Appointment. Genzyme hereby appoints Nova Factor at act as a distributor of Cerezyme-TM- in all the states of the United States, and Nova Factor hereby accepts such appointment. During the period of time that this Agreement is in effect, Nova Factor shall sell Cerezyme-TM- to third parties and perform the other obligations set out herein.

     1.2  Territory.  Subject to rights of Genzyme under this Section 1.2,
Nova Factor shall be a distributor of Cerezyme-TM- in all states of the United States. The Parties further agree to acknowledge that (1) Genzyme may distribute Cerezyme-TM- in all the states of the United States directly through health care providers and pharmacies, and notwithstanding the grant of a distributorship to Nova Factor, such direct distribution by Genzyme shall not be construed to be a violation of this Agreement and (2) Genzyme may at its option appoint additional distributors of Cerezyme-TM- in any or all of the states of the United States. Genzyme will provide Nova Factor with notice of the appointment of any additional distributors as of the effective date of any such appointment.

     1.8 Terms Applicable to Distributorship. Nova Factor shall have sole responsibility and authority for determining the price at which it will resell Cerezyme-TM- to its customers. Genzyme shall not be involved in that determination in any way. In the event that Nova Factor determines to sell Cerezyme-TM- at the price per unit at which it buys Cerezyme-TM- from Genzyme, the distributorship shall be subject to the terms and conditions set forth in Article III of this Agreement. In the event Nova Factor determines to sell Cerezyme-TM- at a price other than the price per unit at which it buys Cerezyme-TM- from Genzyme, the purchase and sale of Cerezyme-TM- shall be conducted in the manner set forth in Article II of this Agreement. Immediately upon execution of this Agreement, Nova Factor shall make an initial written election whether to be subject to the terms of Article II or Article III of this Agreement. During the term of this Agreement, Nova Factor may from time to time change this election upon ninety (90) days prior written notice to Genzyme.

     1.4 Security Interest. Nova Factor shall enter into a Security Agreement, substantially in the form of Exhibit A attached hereto (the "Security Agreement"), to secure Nova Factor's obligations to pay Genzyme for Cerezyme-TM- provided to Nova Factor under this Agreement.

                                   ARTICLE II

                    PURCHASE OF CEREZYME-TM- FOR RESALE

     2.1 Election of Article II. This Article II shall govern the terms and conditions of the sale of Cerezyme-TM- to Nova Factor by Genzyme, to the exclusion of Article III at such times during the terms of this Agreement as Nova Factor elects in accordance with Section 1.3 of this Agreement.

    2.2 Orders for Cerezyme-TM-. Nova Factor shall order Cerezyme-TM- from Genzyme, and Genzyme shall sell Cerezyme-TM- to Nova Factor; provided however, that any portion of an order that remains unfilled * days after receipt of such order by Genzyme may be cancelled at Nova Factor's option upon notice to Genzyme. Genzyme shall ship Cerezyme-TM- at its cost to Nova Factor in a sealed vial. Each vial shall contain 200 units of Cerezyme-TM-. Each vial of Cerezyme-TM- shall be packaged in an individual box, containing a package insert and United States Food Drug Administration ("FDA")-approved labeling. Genzyme shall


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

have the option of shipping several individual boxes in a larger shipping container. Genzyme shall ship each order of Cerezyme-TM- to Nova Factor at its warehouse in Memphis, Tennessee (the "Warehouse") or such other place as the parties shall agree, at Genzyme's expense. Shipment shall be made by common carrier, overnight courier or any other similar method of shipment in Genzyme's discretion.

     2.3 Title. Upon the shipment of Cerezyme-TM- to Nova Factor, title to the Cerezyme-TM- shall pass to Nova Factor. Upon receipt by Nova Factor, Nova Factor shall assume all responsibility for the marketing, storage, insurance, delivery and billing of all Cerezyme-TM- provided to it under this Article
II. Upon receipt of each shipment of Cerezyme-TM- by Nova Factor, Nova Factor shall immediately inspect the shipment for obvious damage to the shipping container, and each box containing a vial of Cerezyme-TM-. Nova Factor shall have no obligation to inspect the contents of the vials, nor shall Nova Factor open or unseal the vials. Nova Factor shall also confirm whether the number of vials received by Nova Factor equals the number of vials recorded on the applicable shipping documents, and Nova Factor shall note any discrepancies in the number of vials received by Nova Factor on the shipping documents accompanying such shipment of Cerezyme-TM- and immediately notify Genzyme of any such discrepancies. Nova Factor shall not manufacture, mix or process any Cerezyme-TM-.

     2.4 Billing. No earlier than the date of shipment to Nova Factor, Genzyme shall invoice Nova Factor for each shipment of Cerezyme-TM- at Genzyme's * price. Payment of the invoice shall be due, net of approved returns, * (*) days from the date of the invoice. In the event that Nova Factor fails to pay such invoice in full within * (*) days from the date of the invoice. In the event that Nova Factor fails to pay such invoice in full within * (*) days Nova Factor shall pay Genzyme late payment charges of * percent (*%) per annum on all unpaid amounts due under such invoice calculated form the end of that * (*) day period. The parties hereto agree that should any provision of this
Section 2.4



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

violate any law, rule or regulation pertaining to issuing or the contracting for or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by Nova Factor to Genzyme under this Article II, and if any amount so prepaid shall be unused upon termination of Nova Factor's election to be subject to Article II, or upon termination of this Agreement, whichever is earlier, the excess of the prepaid amounts over the amounts actually due to Genzyme shall be immediately returned to Nova Factor.

     2.5 Compliance with Pharmacy Laws. Nova Factor shall dispense or ship Cerezyme-TM- pursuant to a prescription or authorized purchase order solely in compliance with applicable federal or state laws, regulations, and orders including pharmacy laws.

     2.6 Pharmacy Records. Nova Factor shall maintain such pharmacy records as are required by applicable federal and state law, regulations and orders. Such records shall remain the property of Nova Factor. However, Nova Factor shall permit Genzyme access to, and the right to obtain copies of, such records, except to the extent limited by law.

     2.7 Packaging. Nova Factor shall pack Cerezyme-TM- in cold packs, cartons or other packaging with such insulation or other packing materials as required by the package insert or FDA-approved labeling, or as otherwise agreed by the parties.

     2.8 Recall information. Nova Factor shall generate such distribution, sales, customer account and financial reports, including records necessary to trace lot numbers to Cerezyme-TM- Patients to monitor shelf life and trace shipments and such other data and information as the parties shall agree.

                                   ARTICLE III
                             Coordinate Distribution
                             -----------------------
     3.1 Election of Article III. This Article III shall govern the terms and conditions of the sale of Cerezyme-TM- to Nova Factor by Genzyme, to the exclusion of Article II, at such times during the term of this Agreement as Nova Factor so elects in accordance with Section 1.3 of this Agreement.

     3.2  Purchase and Maintenance of Inventory of Cerezyme-TM-.
          ------------------------------------------------------

          (a) Sale of Cerezyme-TM-. Nova Factor shall order Cerezyme-TM-from Genzyme, and Genzyme shall sell Cerezyme-TM- to Nova Factor. Genzyme shall at its cost ship each order of Cerezyme-TM- to Nova Factor at its warehouse in Memphis, Tennessee (the "Warehouse"). Title to each such order of Cerezyme-TM- shipped to Nova Factor hereunder shall pass to Nova Factor at the point of shipment to Nova Factor.

          (b) Nova Factor Inventory. Nova Factor agrees that it will purchase adequate amounts of Cerezyme-TM- so that such inventory, when added to Nova Factor's inventory of Ceredase-Registered Trademark- enzyme (the "Combined Inventory"), will result in an average of * days Combined
Inventory during each calendar quarter; provided that, Nova Factor agrees that at the option of Genzyme it will purchase adequate amounts of Cerezyme-TM- to bring the Combined Inventory to a *-day level prior to the end of any such calendar quarter, however, in no event will such purchase cause the inventory to exceed an average of * days for such calendar quarter; provided further that in no event shall Nova Factor be required to have on hand Combined Inventory in excess of * dollars. The calculation of inventory will be based upon the average of the unit sales volume for the previous month, the projected unit sales volume for the current month, and the projected sales volume for the next month as described in Exhibit B attached hereto. Genzyme shall use reasonable efforts to assure that all Cerezyme-TM- shipped to Nova


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

Factor by Genzyme will have a remaining shelf life of at least ninety (90) days. At any time which is at least thirty (30) days prior to the expiration date of Cerezyme-TM-, Nova Factor shall have the right to return to Genzyme such Cerezyme-TM- that had a remaining shelf life of less than ninety (90) days when it was received by Nova Factor. All such returns shall be made to Genzyme for either replacement Cerezyme-TM- or for a credit to the amount owed by Nova Factor to Genzyme equal to Nova Factor' purchase price of such Cerezyme-TM- , as may be elected by Genzyme. The service fees earned by Nova Factor for any Cerezyme-TM- returned to Genzyme pursuant to this Section 3.2(b) shall be credited against future service fees earned by Nova Factor, or Genzyme may request that Nova Factor reimburse it for service fees paid to Nova Factor for Cerezyme-TM- that is returned, as Genzyme may elect. Nova Factor agrees to use the shortest dated Cerezyme-TM- first. Nova Factor shall provide Genzyme weekly reports on inventory levels, which will be subject to audit at Genzyme's expense.

          (c) Billing. No earlier than the date of shipment of Cerezyme-TM-to Nova Factor, Genzyme shall invoice Nova Factor for such shipment at Genzyme's * price for Cerezyme-TM-. Payment against the invoice, net of returns, will be due from Nova Factor within
* (*) days of the date of Genzyme's invoice.  In the event that Nova
Factor fails to pay any such invoice in full within * (*) days, Nova
Factor shall pay Genzyme late payment charges of * percent (*%) per annum on all unpaid amounts due under such invoice calculated from the end of that
* (*) day period. The parties hereto agree that should any provision of this Section 3.2(c) violate any law, rule or regulation pertaining to usury or the contracting for or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by Nova Factor to Genzyme under this Article III, and if any amount so prepaid shall


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

be unused upon termination of Nova Factor's election to be subject to Article III, or upon termination of this Agreement whichever is earlier, the excess of the prepaid amounts over the amounts actually due to Genzyme shall be immediately returned to Nova Factor.

     3.3  Shipment and Warehousing.
          -------------------------

          (a) Shipment to Nova Factor. Genzyme shall ship Cerezyme-TM- to Nova Factor in a sealed vial. Each vial shall contain 200 units of Cerezyme-TM-. Each vial of Cerezyme-TM- shall be packaged in an individual box, containing a package insert and United States Food and Drug
Administration ("FDA")-approved labeling. Genzyme shall have the option of shipping several individual boxes in a larger shipping container.

          (b) Inspection of Shipment. Upon receipt of each shipment of Cerezyme-TM- by Nova Factor, Nova Factor shall immediately inspect the shipment for obvious damage to the shipping container and each box containing a vial of Cerezyme-TM-. Nova Factor shall have no obligation to inspect the contents of the vials, nor shall Nova Factor open or unseal the vials. Nova Factor shall also confirm whether the number of vials received by Nova Factor equals the number of vials recorded on the applicable shipping documents, and Nova Factor shall note any discrepancies in the number of vials received by Nova Factor on the shipping documents accompanying such shipment of Cerezyme-TM- and immediately notify Genzyme of any such discrepancies.

          (c) Storage. Nova Factor shall store all Cerezyme-TM- at the Warehouse and shall not store Cerezyme-TM- at any other location without the prior written consent of Genzyme. Nova Factor shall not manufacture, mix, or process any Cerezyme-TM-. Nova Factor shall be responsible for inventory control of Cerezyme-TM-, subject to Genzyme's determination of the appropriate shelf life of Cerezyme-TM-. Nova Factor shall segregate Cerezyme-TM- from any other item stored by it and shall not commingle Cerezyme-TM- with any other item in its custody or control. For so long as any Cerezyme-TM- is in Nova Factor's possession, Nova Factor shall store Cerezyme-TM- in accordance with the requirements set forth in the Cerezyme-TM- package insert and FDA-approved labeling, including any requirements with respect to refrigeration.

          (d) Risk of Loss. Nova Factor shall bear the risk of loss, theft, destruction or damage of each vial of Cerezyme-TM- from receipt of each shipment containing the vial from Genzyme until delivery of such vial of Cerezyme-TM- to a patient (a "Patient"), physician, clinic or hospital (any of a Patient, physician, clinic or hospital may thereafter be referred to as a "Cerezyme-TM- Customer"). Genzyme shall, at its cost, insure all Cerezyme-TM- against loss from the time of shipment until delivery to Nova Factor. Nova Factor shall, at its cost, insure all Cerezyme-TM- in its possession until the delivery of Cerezyme-TM- to a Cerezyme-TM- Customer for its replacement (i.e., market) value against fire, theft, loss or destruction, and such other risks as are customarily insured against by prudent persons in a similar line of business, with an insurance carrier qualified to do business (in the State of Tennessee or such other place as Genzyme may authorize.) Nova Factor shall provide Genzyme with certificates of such insurance prior to Nova Factor's election to be subject to the terms of
Article III.

     3.4 Marketing and Sales. Genzyme covenants and agrees that it will provide such marketing, sales and patient/physician educational materials as shall be deemed necessary by Genzyme to adequately promote and market Cerezyme-TM-. Nova Factor shall have no responsibility for undertaking any sales efforts in connection with Cerezyme-TM- and all inquiries received by Nova Factor concerning potential sales or prescriptions of Cerezyme-TM- shall be referred to Genzyme by Nova Factor.

     3.5  Designation of Patients and Recipients.
          ---------------------------------------

          (a) Patient Status. Nova Factor shall sell Cerezyme-TM- under this Article III only to a patient previously approved by Genzyme (an "Approved Patient") or to a physician, hospital or clinic for administration to an Approved Patient (a "Cerezyme-TM- Customer"). No patient previously approved to receive Ceredase-Registered Trademark- enzyme will be provided Cerezyme-TM- without Genzyme's prior approval. If sale is made to an Approved Patient, shipment may nonetheless be made to a physician, hospital or clinic, which will dispense Cerezyme-TM- to the Approved Patient. Before approving the initial shipment to, or on behalf of, a patient, Genzyme shall make such inquires as Genzyme, in its sole discretion, deems appropriate to determine whether Cerezyme-TM- is indicated for such patient, which inquiries shall include obtaining a letter or summary of medical necessity signed by such patient's physician where required by the third party payor and determining the availability of insurance or other source for payment for Cerezyme-TM-.

          (b) Patient Tracking System. Nova Factor shall establish a patient tracking system in a mutually acceptable format that tracks the dose, dosage changes and frequency of administration of Cerezyme-TM-prescribed by physicians for all Approved Patients. Nova Factor shall provide Genzyme with data on all Approved Patients added each month.

          (c) Transmission of Records. Genzyme shall promptly forward to Nova Factor such documentation as is reasonably necessary for Nova Factor to transmit the initial shipment of Cerezyme-TM- to any Approved Patient and to permit Nova factor to file claims with a third party payor, if any, or to submit invoices to the appropriate Cerezyme-TM- Customer.

     3.6  Distribution and Pharmacy Services.
          -----------------------------------

          (a) Physician Authorization. following the inquiry provided for in Section 3.5 of this Agreement, Genzyme shall notify Nova Factor that a patient is an Approved Patient. Prior to dispensing Cerezyme-TM- to or on behalf of, an Approved Patient, Nova Factor shall obtain:

               (i) a prescription which is either (A) in proper form signed by the Approved Patient's physician, which physician shall be duly licensed to practice medicine and dispense drugs in accordance with applicable state and federal law, or (B) communicated verbally by said physician if such communication is valid under applicable state law; or

               (ii) an authorized purchase order from an entity, such as a clinic or hospital, authorized under applicable state law to dispense drugs to the Approved Patient(s).

In the event that shipment of Cerezyme-TM- is to be made to a Cerezyme-TM-Customer who wishes to designate Nova Factor as its billing agent, a signed Sales and Billing Agency Agreement (the "Sales Agreement"), substantially in the form of Exhibit C attached hereto, shall be obtained from such Cerezyme-TM- Customer.

          (b) Compliance with Pharmacy Laws. Nova Factor shall dispense or ship Cerezyme-TM- pursuant to a prescription or authorized purchase order solely in compliance with applicable federal and state laws, regulations, and orders including pharmacy laws. Nova Factor may ship sufficient amounts of Cerezyme-TM- to a physician, hospital or clinic to permit dispensing of single or multiple doses, but only if such does(s) are to be administered to an Approved Patient(s). Nova Factor shall not provide Cerezyme-TM- to any Cerezyme-TM- Customer without the prior authorization of Genzyme.

          (c) Pharmacy Records. Nova Factor shall maintain such pharmacy records as are required by applicable federal and state laws, regulations and orders. Such records shall remain the property of Nova Factor. However, Nova

Factor shall permit Genzyme access to, and the right to obtain copies of, such records, except to the extent limited by law.

     3.7  Shipment of Cerezyme-TM- to Cerezyme-TM- Customers.
          ---------------------------------------------------

          (a) Confirmation of Information. Nova Factor shall, before dispensing or shipping Cerezyme-TM-, (i) confirm with the Approved Patient's third party payor, if any, the necessary billing forms and billing procedures, including billing address, required to file any claim for the Cerezyme-TM- on Nova Factor's or such Approved Patient's behalf, or, in the event Nova Factor is acting as billing agent for a Cerezyme-TM- Customer pursuant to an executed Sales Agreement, for such Cerezyme-TM- Customer and
(ii) make due inquiry whether it may lawfully dispense Cerezyme-TM- in the state to which shipment has been directed.

          (b) Inventory Availability. Nova Factor shall be required to ship Cerezyme-TM- only from Cerezyme-TM- inventory which Genzyme has previously delivered to Nova Factor.

          (c) Packaging. Nova Factor shall pack Cerezyme-TM- in cold packs, cartons or other packaging with such insulation or other packing materials as required by the package insert or FDA-approved labeling, or as otherwise agreed by the parties. Nova Factor shall, at its cost, cause Cerezyme-TM- to be delivered to Cerezyme-TM- Customers by common carrier, overnight courier or other similar method of shipment selected by Nova Factor.

          (d) Return of Cerezyme-TM-. In the event that a shipment of Cerezyme-TM- is refused or rejected by the Cerezyme-TM- Customer, Nova Factor will cause the shipment of Cerezyme-TM- to be returned to the Warehouse at Nova Factor's expense. Upon return, Genzyme will direct Nova Factor, at Genzyme's cost, either to (i) return the refused shipment to Genzyme or (ii) destroy the refused shipment.

         3.8  Billing Services.

                (a) After compliance by Nova Factor with its obligations under Section 3.7(a) hereof, upon delivery of Cerezyme-TM- to a Cerezyme-TM-Customer, Nova Factor shall prepare and mail an invoice for such shipment within * (*) business days after receipt by Nova Factor of the documentation necessary for billing to be provided by Genzyme under Section
3.5 of this Agreement and thereafter to any third party payor. Each invoice, as appropriate, shall be on a form agreed to by the parties or upon the standardized form (such as HCFA - 1500 - Health Insurance Claim Form) required by a third party payor or in such electronic billing format as may be required. In the event Cerezyme-TM- is sold to an Approved Patient, Nova Factor shall submit the invoice to the Approved Patient or, if authorized to do so, to the applicable third party payor. If Nova Factor has sold Cerezyme-TM- to a Cerezyme-TM- Customer, Nova Factor shall submit the invoice to the Cerezyme-TM- Customer (except a Cerezyme-TM- Customer for which Nova Factor acts as a billing agent). If Nova Factor has shipped Cerezyme-TM- to a Cerezyme-TM- Customer for which Nova Factor acts as billing agent, Nova
Factor shall submit the invoice in the manner provided in the Sales Agreement.

                (b) Nova Factor shall use reasonable efforts to comply with all requirements for the submission of claims imposed by each third party payor for an Approved Patient.

                (c) Nova Factor shall comply with all applicable federal and state laws, regulations and orders, including Medicare requirements, in its capacity as billing agent for any Cerezyme-TM- Customer pursuant to the Sales Agreement.

         3.9 Collection. Nova Factor shall be responsible for the collection of all monies due for the sale by Nova Factor of Cerezyme-TM- and all such monies shall belong to Nova Factor.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

         3.10 Bad Debts and Delinquent Accounts. Nova Factor shall bear the risk of loss on all uncollected accounts and bad debts resulting from sales and shipments of Cerezyme-TM- by Nova Factor under this Article III.

         3.11 Accounting and Financial Reporting. Nova Factor shall maintain records and books of account, in the form of computer data or otherwise, which will identify Nova Factor's inventory of Cerezyme-TM-, each sale and shipment of Cerezyme-TM- by Nova Factor (showing recipient's name, amount of drug dispensed, and charges for said drug), and all revenue collected from the sale and distribution of Cerezyme-TM- by Nova Factor properly applied to and against the invoices for said drug generated by Nova Factor. In addition to these records, Nova Factor shall generate such distribution, sales, customer, account and financial reports, including records necessary to trace lot numbers to Cerezyme-TM- patients, to monitor shelf life and trace shipments and such other data and information (collectively, "Accounting Records") as the parties shall agree. Nova Factor agrees that on a monthly basis, it will furnish Genzyme with an accounting of all Cerezyme-TM-received, all Cerezyme-TM- shipped and all bills submitted and all revenues collected in connection with Cerezyme-TM- sold and distributed, by Nova Factor during the month.

         3.12  Computer System Access

               (a) Terms of Access. Nova Factor shall maintain an IBM AS400 computer system. Nova Factor shall establish a separate computer data base for demographic, account and patient information regarding Cerezyme-TM- within Nova Factor's IBM AS400 computer system, or any successor hardware. Genzyme shall be given direct inquiry (read only) access to the computer data base for Cerezyme-TM- maintained within Nova Factor's computer system; provided, however, that Genzyme shall be responsible for obtaining at its cost all compatible terminal hardware, modems, telephone access lines, and all other hardware and materials necessary to access Nova Factor's computer system. Nova Factor shall also have full access to this data base. Nova Factor will make available to Genzyme the necessary phone numbers, access codes and passwords which shall provide Genzyme with direct inquiry access solely to the Nova Factor computer data base concerning Cerezyme-TM-. Genzyme shall be responsible for all long distance charges incurred by Genzyme in using dial access to Nova Factor's computer system. Genzyme acknowledges that the entry of data and information into the computer data base may be delayed, however, Nova Factor will make reasonable efforts to ensure that the information is current and will promptly notify Genzyme if the information in the data base is not current.

               (b) Confidentiality of Computer Data. The information contained in the data base is considered by Nova Factor to be confidential. Nova Factor shall provide Genzyme with a list of material in the database considered confidential by Nova Factor in accordance with Section 4.5 hereof. Genzyme shall deal with all such data designated as confidential by Nova Factor, together with any computer access codes and passwords provided to Genzyme by Nova Factor to permit Genzyme access to said database, in accordance with Section 4.5 hereof.

         3.13 Audit. Nova Factor shall allow Genzyme access to Nova Factor's books and records related to its sale of Cerezyme-TM- under this Article III for purposes of audit. Any such audit shall be at Genzyme's cost and shall be conducted at Nova Factor's offices in Memphis, Tennessee during Nova Factor's regular business hours, and upon Genzyme providing Nova Factor with reasonable advance notice. Any amounts found from such audit to be due and owing Genzyme but unpaid shall thereafter be paid in accordance with the terms of this Agreement.

         3.14 Personnel. Nova Factor shall designate certain Nova Factor personnel to perform Nova Factor's obligations under this Article III, including those with respect to inventory, storage, shipment, billing, collections, accounting and recordkeeping. Nova Factor shall be solely responsible for its employees' salaries, federal and state income tax withholding, Social Security tax withholding, worker's compensation benefits and fringe benefits. When Nova Factor determines that the volume of its distribution of Cerezyme-TM-requires, Nova Factor shall dedicate certain of its personnel, which Nova Factor shall select, exclusively to handle Nova Factor's obligations under this Article III.

         3.15  Compensation to Nova Factor.

               (a) Service Fee. In consideration for the services provided to Genzyme by Nova Factor under this Article III, Genzyme agrees to pay to Nova Factor a service fee for each unit of Cerezyme-TM- purchased by Nova Factor pursuant to this Article III. For Cerezyme-TM- purchased until and including December 31, 1994, the amount of the service fee per unit shall be $*. The amount of the service fee will be renegotiated for each calendar year (or a portion thereof) thereafter in accordance with Section 3.17 hereof.

               (b) Invoicing. Genzyme shall pay this service fee to Nova Factor within * (*) days of the date that Genzyme invoices Nova Factor for a shipment of Cerezyme-TM-. In the event that Genzyme fails to pay any such service fee in full within * (*) days, Genzyme shall pay Nova
Factor late payment charges of * percent (*%) per annum on all unpaid amounts due pursuant to this Section 3.15 calculated from the end of that
* (*) day period. The parties hereto agree that should any provision of this Section 3.15 violate any law, rule or regulation pertaining to usury or the contracting for or charging of interest, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied as a prepayment of future obligations due by Genzyme to Nova Factor under this Article III, and if any amount so prepaid shall be unused upon termination of Nova Factor' election to be subject to
Article III, the


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

excess of the prepaid fees over the fees actually due to Nova Factor shall be immediately returned to Genzyme.

               (c) Reimbursement for Expenses. Upon presentment of invoices or other documentation of such expenses, Genzyme will reimburse Nova Factor for any reasonable expenses which are the responsibility of Genzyme under this Article III so long as such expenses are advanced by Nova Factor with the prior approval of Genzyme. Genzyme will reimburse such expenses within
* (*) days of Genzyme's receipt of the documentation of any such expenses. Notwithstanding this Section 3.15(c), Nova Factor shall be solely responsible for expenses incurred by it in carrying out its obligations under this Article III, including but not being limited to, shipping, obtaining supplies, postage and printing necessary for the collection of accounts receivable generated by Nova Factor's distribution of Cerezyme-TM-.

         3.16 Taxes. Nova Factor shall prepare and file all sales and use tax returns which are required by, and pay all taxes due to any state or local governmental entity from, or as a result of, the sale or distribution of Cerezyme-TM- by Nova Factor. To the extent directed by any Cerezyme-TM-Customer for whom Nova Factor acts as billing agent, Nova Factor will include the amount of such taxes on invoices submitted by Nova Factor on behalf of said Cerezyme-TM- Customer if sales or use taxes are require to be collected from said Cerezyme-TM- Customer. Nova Factor shall be liable for any personal property taxes on inventory of Cerezyme-TM- held in Tennessee by Nova Factor, any gross receipts or business taxes resulting from the sale or distribution of Cerezyme-TM- by Nova Factor, and to the extent required, shall include such inventories of Cerezyme-TM- held by Nova Factor, and sales of Cerezyme-TM- distributed by Nova Factor, in Nova Factor's respective federal and state income and franchise tax returns. To the extent that Nova Factor is required to file tax returns with any governmental entity in regard to the


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

distribution and sale of Cerezyme-TM- by Nova Factor pursuant to this Article III and to remit taxes in connection therewith, other than income taxes for service fee income pursuant to Section 3.15 hereof, Genzyme shall promptly reimburse Nova Factor for such taxes upon presentation by Nova Factor of evidence reasonably satisfactory to Genzyme that Nova Factor has paid such taxes.

         3.17  Renegotiation of Terms.

               (a) Renegotiation of Terms of Article III. In the event that Nova Factor elects to be subject to Article III during the first year of this Agreement, and if, upon the first anniversary of the effective date of this Agreement, either of the following shall have occurred: *, Nova Factor may, within * (*) days after such anniversary, request in writing that Genzyme renegotiate those terms of this Agreement specified in such request. Genzyme shall have * (*) days from the receipt of such request to agree to renegotiate the terms specified in the request, together with such terms as Genzyme shall specify in its response, or to give notice of termination of this Agreement under Section 4.2(b)(ii) hereof.

               (b) Renegotiation of Service Fee. The service fee to be paid by Genzyme to Nova Factor for services provided under this Agreement will be renegotiated by the parties between January 1 and February 28 of each calendar year, with changes in such fee, if any, to become effective with respect to Cerezyme-TM- purchased after January 1 of the applicable calendar year, subject at all times to the parties' rights of termination under
Section 4.2(b)(ii). The service fee to be paid with respect to Cerezyme-TM-purchased during the time period the


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

parties are negotiating such fee shall be paid at the rate in effect during the preceding year, and once the parties agree upon a change in such fee, if any, Genzyme shall promptly pay to Nova Factor the amount by which the new service fee exceeds the previous service fee, or Nova Factor promptly shall reimburse Genzyme the amount by which the new service is less than the previous service fee, whichever is applicable. The parties agree to use reasonable efforts to negotiate the service fee by February 28 of each calendar year.

         3.18 Effect of Termination. Upon termination of Nova Factor's election to be subject to this Article III for any reason, Nova Factor shall promptly provide Genzyme with a final accounting of units of Cerezyme-TM-held in inventory at termination, units shipped, billings, collections and such other information contained in the Accounting Records as is requested by Genzyme. A copy of all computer and other records concerning Cerezyme-TM-, including the Accounting Records, maintained by Nova Factor under this
Article III, shall be provided to Genzyme; however, Nova Factor shall maintain the original of said records.


                                  ARTICLE IV
                                 Miscellaneous

         4.1   Indemnity and Insurance.

               (a) Indemnification. Nova Factor and Genzyme hereby agree that:

                     (i) Nova Factor shall assume responsibility for and shall indemnify and hold Genzyme harmless and defend Genzyme from all losses (including claims for injuries to employees of Nova Factor or Genzyme), expenses, attorneys' fees, damages, claims and judgments resulting solely from (A) Nova Factor's breach of the terms of this Agreement; (B) the negligent acts or omissions or wrongful acts of Nova Factor, its agents or employees; or (C) any misrepresentation or breach of any representation or warranty made herein by Nova Factor; provided, however, that Nova Factor shall have no liability to Genzyme for loss of profits to Genzyme in the event Nova Factor is unable, through no fault of Nova Factor's, to ship Cerezyme-TM- to a Cerezyme-TM- Customer; and

                     (ii) Genzyme shall assume responsibility for and shall indemnify and hold Nova Factor harmless and defend Nova Factor from all losses (including claims for injuries to employees of Nova Factor or Genzyme), expenses, attorneys' fees, damages, claims and judgments resulting solely from (A) Genzyme's breach of the terms of this Agreement; (B) the negligent acts or omissions or wrongful acts of Genzyme, its agents or employees; (C) any misrepresentation or breach of representation or warranty made herein by Genzyme; or (D) any defect in the design, manufacture or condition of Cerezyme-TM-supplied to Nova Factor by Genzyme.

            (b) Insurance. During the term of this Agreement, Nova Factor and Genzyme will each maintain a general public liability, products liability and products property damage insurance, each policy with limits of not less than $1,000,000.00 per incident, $3,000,000.00 in the aggregate. All policies insuring against liability for bodily injury or death or damage to property shall include coverage for claims resulting from the sale and distribution of Cerezyme-TM- and in the case of Genzyme, claims resulting from the manufacture of Cerezyme-TM-. Genzyme and Nova Factor will provide the other party with certificates evidencing the insurance required hereunder, and all such policies shall provide that notice of cancellation or termination or reduction in the limits of or other material change to the coverage thereof shall be provided in advance to the other party. In the event of such cancellation, termination, reduction or change of the coverage described herein, the party maintaining such insurance shall immediately obtain substitute or replacement coverage. Failure to obtain substitute or replacement coverage shall be grounds for the termination of this Agreement.

         4.2   Term, Renewal and Termination.

               (a) Initial Term. Unless otherwise terminated pursuant to subsection (c) below, this Agreement shall be for an initial term expiring on December 31, 1995 (the "Initial Term").

               (b) Renewal. Unless otherwise terminated pursuant to subsection (c) below, this Agreement will automatically renew at the expiration of the Initial Term for an additional period of one year and shall thereafter automatically renew from year to year for additional one-year periods, unless either party shall give written notice of cancellation to the other party at least 90 days prior to the end of the Initial Term or the expiration of any extension.

               (c) Termination. This Agreement shall automatically terminate (i) upon the mutual agreement of the parties, (ii) at any time upon sixty (60) days prior notice by either party hereto, (iii) upon the insolvency or bankruptcy of either party, the making by either party of an assignment for the benefit of creditors, the consent by either party to the appointment of a trustee or receiver, or the appointment without its consent, of a trustee or receiver for it or for a substantial part of its property, or (iv) upon the institution by or against either party of bankruptcy, reorganization, arrangement or insolvency proceedings. In addition, if either party hereto shall breach the terms of this Agreement, the nonbreaching party may give written notice of the breach to the breaching party, and if said breach is not cured within 30 days following the giving of said notice, this Agreement shall at the option of the nonbreaching party be terminated immediately upon the conclusion of such 30 day period. Late payment by Nova Factor under the terms of Section 3.2(c) hereof shall not constitute a breach of the terms of this Agreement sufficient to give rise to termination of this Agreement.

               (d) Return of Cerezyme-TM-. In the event of termination of this Agreement, Nova Factor shall cause the inventory of Cerezyme-TM- then in Nova Factor's possession to be returned to Genzyme, at Genzyme's cost. Each unit of Cerezyme-TM- returned to Genzyme shall be credited in full payment for the amount due from Nova Factor for that unit, except any units which are destroyed or damaged for which Nova Factor shall bear the risk of loss in accordance with Section 3.3(d) hereof. The services fees earned by Nova Factor for any Cerezyme-TM- returned to Genzyme pursuant to this Section 4.2(c) shall be offset against such credit. To the extent the amount credited to Nova Factor pursuant to this paragraph exceeds the amount owed by Nova Factor to Genzyme at such time, such excess shall be promptly paid by Genzyme to Nova Factor.

               (e) Survival of Obligations. Termination of this Agreement shall not relieve either party from any liability or obligation it had incurred prior to the date of such termination including, but not limited to, obligations to pay any outstanding unpaid amounts due pursuant to this Agreement and to accept returns of Cerezyme-TM- in accordance with the provisions of this Agreement. It is the express intention and agreement of the parties hereto that all the covenants, agreements, warranties and indemnities contained in Sections 4.1, 4.5 and 4.7 shall survive the termination of this Agreement.

         4.3 Force Majeure. Neither party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time, and to the extent, such failure or delay is caused by riots, civil commotion, wars, hostilities between nations, embargoes, acts of God, earthquakes, storms, fires, strikes, sabotage, explosions, shortages of raw materials or power, or any other matter which is beyond the reasonable efforts of the party to control. This provision shall not excuse, or apply to, obligations of a party to make monetary payments hereunder.

         4.4 Independent Contractor. Subject to the requirements herein, Nova Factor shall determine the time spent and the methods employed in carrying out its obligations hereunder, and Nova Factor shall be solely responsible for the operation and management of its business. In entering into and carrying out its obligations under this Agreement, Nova Factor is an independent contractor. Nothing in this Agreement, or in the relationship between the parties or in the activities of Nova Factor, its agents or employees, an employee of, or joint venturer or partner with, Genzyme, or to empower any of them to bind or obligate Genzyme in any way. Nova Factor further agrees that it will make no representations with respect to its relationship to Genzyme, except that it has contracted with Genzyme to act as a distributor of Cerezyme-TM- and to perform the obligations set out herein. It is further agreed and understood that Nova Factor is only contracting to provide certain specified services to, and purchase Cerezyme-TM- from, Genzyme. Genzyme shall be responsible for all costs incurred in operating Genzyme's business, and Genzyme shall be solely responsible for the management and operation of its business.

         4.5   Confidentiality and Restrictive Covenant.

               (a) Protection of Documents. Each party has developed or may during the term hereof develop, certain formulae, products, methods of doing business, and other proprietary information which that party deems to be confidential and a trade secret. In the course of fulfilling each party's respective obligations hereunder, some of these formulae, products, methods and other proprietary information of one party will become known to the other party hereto.

Each party agrees that it will not duplicate, make use of, or disclose, in any manner whatsoever, any information which is deemed to be confidential by the other party (as provided in Section 4.5(b) hereof), either during or after the term of this Agreement, without the express prior written consent of the other party hereto.

               (b) Designation of Materials. In the event that any information deemed to be confidential by a party is provided to the other party or its employees or agents in writing, the party providing same shall mark the writing as confidential, prior to providing such information to the other party. In the event that such information is provided in non-written form such as orally, by audio tape, by direct telephonic access to computer data bases, videotape or computer software or disc, the party claiming such information to be confidential shall, at the time such information is furnished to the other party or within fifteen (15) days thereafter, furnish to the other party a written list containing a brief description of such item and designating such item as confidential. Upon termination of this Agreement, all such information, together with any copies thereof, of any information hereunder deemed, or designated by a party as, confidential shall be returned to the party who supplied the information. Notwithstanding the preceding provision, the following types of information provided by a party shall always be deemed confidential, whether or not so designated: patient medical records; patient and physician names and addresses; hospitals; clinics; number of patients on therapy; prescription files; costs of goods and supplies; the formula and composition of Cerezyme-TM-; and financial records of the party.

               (c) Exceptions. The restrictions in this Section 4.5 shall not apply (i) to any information which is not deemed confidential hereunder, or which has not been designated as confidential in the manner specified herein, (ii) to any information which was already known to the receiving party prior to its disclosure by the other party, as can be proven by competent evidence, (iii) to any information which is or becomes public knowledge through no fault or failure of a party bound by this Agreement, (iv) to any information which is independently developed by an employee of the receiving party who had no access to or knowledge of the information disclosed hereunder or (v) to any information which was rightfully obtained from a third-party who was not subject to any restriction of confidentiality.

               (d) Covenant. Nova Factor agrees that during the term of this Agreement, and for a period of five years following the termination hereof, Nova Factor will not undertake to distribute or supply any prescription drug for the treatment of Gaucher's disease other than Cerezyme-TM-, without the prior written consent of Genzyme. Furthermore, during the same period, and whether or not otherwise prohibited by the restrictions set out hereinabove, Nova Factor will not disclose to any other person or entity, except as may be required by a lending institution that has provided a loan to Nova Factor relating to its performance of its obligations under this Agreement, or use for purposes of competing directly or indirectly with the sale of Cerezyme-TM- by Genzyme: (i) the names of patients or hospitals, clinics or physicians or number thereof provided Cerezyme-TM- by Nova Factor pursuant to this Agreement, (ii) the volume of Cerezyme-TM-supplied to Cerezyme-TM- Customers by Nova Factor, (iii) the addresses of patients, (iv) the referral sources of Cerezyme-TM- Customers, (v) Genzyme's price for Cerezyme-TM-, or (vi) the service fees, if any, paid to Nova Factor pursuant to this Agreement. This provision shall not prohibit disclosure of such information in the event that Nova Factor is requested or required by law or governmental regulations or by litigation discovery requests, subpoena, civil investigative demands or similar processes to disclose such information, nor shall it prohibit disclosure and use by Nova Factor of such information, if and as necessary, in any litigation between Nova Factor and Genzyme.

         4.6   Representations, Warranties and Covenants.

         (a) No Interference. Genzyme represents and warrants to Nova Factor that Genzyme has the sole and exclusive right to manufacture and distribute Cerezyme-TM- and that the distribution of Cerezyme-TM- and the other activities to be performed by Nova Factor hereunder do not, and will not, infringe upon or violate the rights of, any other party. Genzyme will protect, indemnify and hold Nova Factor harmless from any claims of infringement of patent, trademark, mark name or proprietary rights by third parties relating to Nova Factor's distribution of Cerezyme-TM-.

          (b) Government Approval. Genzyme further represents and warrants to Nova Factor that all FDA and state approvals and permits required for Genzyme's manufacture, sale and distribution of Cerezyme-TM- have been obtained and that Genzyme has the corporate authority to authorize Nova Factor to sell and distribute Cerezyme-TM-. Genzyme shall comply with all applicable FDA and state laws and regulations in the manufacture, design, testing, inspection, labeling, warning and instructions for use of Cerezyme-TM- material to its performance under this Agreement.

          (c) Compliance with Laws, Licensure. Nova Factor represents and warrants to Genzyme that Nova Factor has materially complied with, shall continue to comply with, and nothing in the transactions contemplated by this Agreement would cause it not to be in compliance with, all federal and state laws, regulations and orders applicable to it and its business as a pharmacy, including all pharmacy laws. Nova Factor possesses all federal and state governmental licenses and permits material to and necessary in its performance of this Agreement. Such licenses and permits are, and shall remain, in full force and effect, no violations are or have been recorded in respect of any such licenses or permits and no proceeding is pending or, to the knowledge of Nova Factor, threatened to revoke or limit any thereof. Nova Factor shall promptly notify

Genzyme in the event that a proceeding is threatened or commenced to revoke to limit any such licenses or permits.

          4.7  Trade Names and Trademarks

          (a) Use of the Name Cerezyme-TM-. Genzyme grants to Nova Factor the non-exclusive privilege to use, in connection with the stocking, sale and distribution of Cerezyme-TM-, the various trade names, trademarks, service marks and several other word and design marks which Genzyme associates with Cerezyme-TM-. Nova Factor acknowledges that Genzyme is the exclusive owner of the various trade names, trademarks, service marks and several other word and design marks which Genzyme uses in connection with Cerezyme-TM- and the sales thereof, and that all goodwill associated with such is the property of and shall inure to the benefit of Genzyme. Nova Factor agrees that Genzyme has the right to control the use or display thereof by Nova Factor. This non-exclusive license is a limited license and may be terminated at any time by Genzyme. Nova Factor agrees that it will initially display the trademark "Cerezyme" as follows: Cerezyme-TM-. After the mark has been federally registered and as soon as reasonably practicable after receipt of notice from Genzyme, Nova Factor agrees to commence displaying the "Cerezyme" trademark as follows: Cerezyme-Registered Trademark-. Nova Factor shall discontinue the display or use of any such mark or name, or change the manner in which any such name or mark is displayed or used, upon request by Genzyme. Nova Factor further agrees that:

               (i) No such name or mark will be used in such a manner that is may become a generic word, causing a loss of its protected status as such;

              (ii) Nova Factor shall not use such names or marks, or any variant thereof, as the whole or any part of its title or the name of its business, except upon Genzyme's express written consent to such use;

             (iii) Nova Factor shall not use such names or marks in any manner in connection with an effort to sell goods of others, whether or not such goods are competitive with Cerezyme-TM-, and shall not use such names or marks as part of its business name;

              (iv) Nova Factor shall not use, or allow the use of, any name or mark which is likely to cause confusion, mistake or deception with respect to any of the trade names or trademarks of Genzyme; and

               (v) Nova Factor shall not assert, acquire or attempt to acquire any rights or interest in or to, or consent or assist others in contesting, said names or marks of Genzyme.

Upon Termination of this Agreement, Nova Factor shall discontinue any and all use of Genzyme's trademarks, trade names and any other identification with Genzyme and shall avoid any statement or implication that it is a distributor of Cerezyme-TM-.

          (b) Use of the Name Nova Factor-Registered Trademark- The parties recognize that Nova Factor-Registered Trademark- is registered trademark, and Nova Factor hereby grants to Genzyme the non-exclusive privilege to use, in connection with the stocking and sale of Cerezyme-TM- the various trade names, trademarks, service marks and the several other word and design marks which are associated with Nova Factor-Registered Trademark-. Genzyme acknowledges that Nova Factor is the exclusive owner of the various trade names, trademarks, service marks and the several other word and design marks which are used in connection with the name Nova Factor-Registered Trademark and that all good will associated with such is the property of and shall inure to the benefit of Nova Factor. Genzyme agrees that Nova Factor has the right to control the use or display thereof by Genzyme. This non-exclusive license is a limited license and may be terminated at any time by Nova Factor. Genzyme shall discontinue the display or use of any such name or mark, or change the manner in which any such name or mark is displayed or used, upon request by Nova Factor. Genzyme further agrees that:

               (i) No such name or mark shall be used in such a manner that it may become a generic word, causing the loss of its protected status as such;

              (ii) Genzyme shall not use such names or marks, or any variant thereof, as the whole or any part of its title or the name of its business, except upon Nova Factor's express written consent to such use;

             (iii) Genzyme shall not use such names or marks in any manner in connection with an effort to sell goods of others and shall not use such names or marks as part of its business name;

              (iv) Genzyme shall not use, or allow the use of, any name or mark which is likely to cause confusion, mistake or deception with respect to any of the trade names or trademarks of Nova Factor; and

              (v) Genzyme shall not assert, acquire or attempt to acquire any rights or interest in or to, or context or assist others in contesting, the names or marks of Nova Factor.

Upon termination of this Agreement, Genzyme shall discontinue any and all use of Nova Factor's trademarks, trade names and any other identification with Nova Factor, and shall avoid any statement or implication that it is affiliated with Nova Factor.

          4.8 Service to Other Businesses. Genzyme acknowledges that Nova Factor offers it services to other businesses, and Genzyme agrees that no provision contained herein shall restrict or prohibit Nova Factor from providing services to others in addition to Genzyme as long as the performance of said services does not violate the restrictions st out in Section 4.5 hereof, or interfere with the performance of Nova Factor's obligations hereunder.

          4.9 Records. To the extent required by Section 1861(b)(1)(I) of the Social Security Act, Nova Factor shall, upon proper request, allow the United States Department of Health and Human Services, the Comptroller General of the United States and their duly authorized representatives, access to this Agreement and to all books, documents and records necessary to verify the nature and extent of the costs of the services provided by Nova Factor under this Agreement at any time during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished under this Agreement.

         4.10 Specific Performance. The parties acknowledge that violation of Sections 4.5 and 4.7 hereof could cause irreparable damage to the party against whom the violation is committed which would not adequately be remedied by an action at law for damages. The parties agree that, in the event of a breach or threatened breach of either of these sections, the party alleging such breach shall be entitled to injunctive relief prohibiting such breach or threatened breach in any court of the United States or of any state or other political subdivision thereof.

         4.11 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies against the other party, or such other party's successors or permitted assigns, pursuant to this Agreement, as provided under other agreements and as provided by law. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

         4.12 Nonassignability and Subcontracting. This Agreement and the rights, duties and responsibilities of the parties hereto shall not be assigned without the prior expresss written consent of the other party, except that no prior consent shall be required in the event of acquisition of all or substantially all of the assets of a party by an acquirer. The parties to this Agreement acknowledge that for a limited period of time, it may be necessary for Nova Factor to arrange for the performance of certain of its obligations under this Agreement by a third party pursuant to an agreement between Nova Factor and such third party. Nova Factor shall not enter into such agreement without the prior written consent of Genzyme, which shall not be unreasonably withheld, provided that Nova Factor may enter into such an agreement with PharmaThera, Inc. without the consent of Genzyme.

         4.13 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee (excluding the choice of law rules thereof), and the laws of the State of Tennessee shall govern the rights, duties, liabilities and responsibilities created hereunder.

         4.14 Headings. All headings used herein are for ease of reference only and shall in no way be construed as interpreting, decreasing or enlarging the provisions of this Agreement.

         4.15 Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, administrators, trustees and permitted assigns.

         4.16 Modification. This Agreement and the Security Agreement constitute the entire agreement and understanding between the parties hereto in respect to the transactions contemplated herein and supersede all prior written or oral agreements, arrangements and understanding relating to the subject matter hereof. This Agreement may be amended, changed or modified only with the written consent of both parties.

         4.17 Notices. All notices, demands, request, consents, reports, approvals or other communications which may be or are required to be given served or sent pursuant to this Agreement shall be in writing and shall be hand delivered, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, facsimile or by overnight courier addressed to the party at its business address and to the attention of the individual set out following the signatures of the parties on the last page of this Agreement. Each party may designate by notice in writing a different person, or new address, to which any notice, demand, request, consent, report, approval or other communication may thereafter be given, served or sent. Each notice, demand, request, consent, report, approval or other communication mailed in the manner described above or delivered to a telegraph company or to an overnight courier, or by facsimile transmission, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or delivery receipt or machine report, in the case of facsimile transmission, being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         4.18 Waivers. No waiver of the breach of any provision of this Agreement shall be deemed a waiver of any other breach of or default under the same or any other provision hereof, nor will any waiver constitute a continuing waiver. No term or provision of this Agreement shall be waived except by a written instrument executed by a duly authorized officer of the waiving party hereto and no course of dealing, act or omission to act shall operate as a waiver of any right, power or privilege granted to a party hereunder.

         4.19 Accreditation Standards. The services provided hereunder are designed to meet the applicable requirements stated in PH.1 through PH.11.3 of the Standards for the Accreditation of Home Care-Pharmaceutical Services of the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). In the performance of this Agreement the parties shall conform to the policies, standards and requirements of JCAHO, to the extent applicable.

         4.20 Severability. If any one or more of the provisions of this Agreement shall for any reason be held illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement and this Agreement shall be enforced as if such illegal or invalid provision had not been contained herein.

     IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                  GENZYME CORPORATION



                                  By:
                                         -------------------------
                                  Title: President Therapeutics
                                         ----------------------

                                  Address: One Kendall Square
                                           Cambridge, Massachusetts  02139
                                           Attention: William Aliski



                                  NOVA FACTOR, INC.



                                  BY:    Randy Grow
                                         ------------------------
                                  Title: President
                                         ---------------------
                                  Address: Suite 114
                                           1785 Nonconnah Blvd.
                                           Memphis, Tennessee  38132
                                           Attention: Randy Grow

                              Exhibit B

                           Section 3.2(b)
                   Basis for Calculating Inventory


                                  *



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.